EXHIBIT 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:39 PM 06/16/2004
FILED 07:09 PM 06/16/2004
SRV 040446210 - 3358676 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

CB RICHARD ELLIS GROUP, INC.

CB Richard Ellis Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.            The name of the Corporation is CB Richard Ellis Group, Inc. The Corporation was originally incorporated under the name “BLUM CB Holding Corp.” The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on February 20, 2001. The Corporation filed Certificates of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on March 26, 2001 and June 4, 2001 and a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 29, 2001, in each of the foregoing cases under the name “CBRE Holding, Inc.” The Corporation filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on February 13, 2004 changing the name of the Corporation to “CB Richard Ellis Group, Inc.” The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 4, 2004 and on June 7, 2004.

B.            This Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation of the Corporation in its entirety, was duly adopted by the Board of Directors and by the stockholders in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

C.            The Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

FIRST:  The name of the Corporation is CB Richard Ellis Group, Inc.

SECOND:  The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:  (1)   The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 350,000,000, consisting of (a) 25,000,000 shares of

Preferred Stock, $0.01 par value per share (“Preferred Stock”), and (b) 325,000,000 shares of Class A Common Stock, $0.01 par value per share (“Common Stock”).

(2)  The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

(3)  The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(4)  (a)  Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise provided in Section (2) of this Article Fourth or as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b)   Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series).

(c)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or, the right to participate with, the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d)   Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over, or the right to participate with, the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

FIFTH:  In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors in the manner set forth in the By-Laws.

SIXTH:  To the fullest extent permitted by the laws of the State of Delaware:

(1) (a) The Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, fiduciary, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors. The Corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, fiduciary, trustee, employee or agent of another Corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(b)   The Corporation (i) shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1) and (ii) may pay expenses incurred by any person whom the Corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article Sixth, Section (1), in each case in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

(c)   The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

(d)   The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited i application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer or director may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to this Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

(e)   For purposes of this Article Sixth, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(2)   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SEVENTH:  (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting.

(2)  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

EIGHTH:  Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the Board of Directors and shall be called by the Secretary of the Corporation upon a written request by the holders of at least a majority in voting power of all shares of the Corporation entitled to vote at such meeting.

NINTH:  The Corporation hereby elects to be governed by Section 203 of the DGCL, as the same exists or may hereafter be amended.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 16th day of June, 2004.

CB RICHARD ELLIS GROUP, INC.

By:	/s/ Ray Wirta
	Name:	Ray Wirta
	Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CB RICHARD ELLIS GROUP, INC.

CB Richard Ellis Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST:  That by the unanimous written consent of the Board of Directors (the “Board”) of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment be advisable and submitting such amendment to the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH, Section (1) of the Corporation’s Certificate be amended in its entirety so that, as amended, said Article shall be and read as follows:

“FOURTH:  (1)   The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 550,000,000, consisting of (a) 25,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), and (ii) 525,000,000 shares of Class A common stock, $0.01 par value per share (“Common Stock”).”

SECOND:  That thereafter, pursuant to resolution of the Corporation’s Board, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 4th day of June, 2009.

By:	/s/ Brian D. McAllister
Brian D. McAllister
Senior Vice President